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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

          -----------------------------------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 24, 2000
                                                          ---------------

                             HANOVER DIRECT, INC.
         -------------------------------------------------------------
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                                    1-12082
                      ----------------------------------
                           (COMMISSION FILE NUMBER)


                DELAWARE                                                           13-0853260
   -----------------------------------                                    -----------------------------
      (STATE OR OTHER JURISDICTION                                              (I.R.S. EMPLOYER
            OF INCORPORATION)                                                IDENTIFICATION NUMBER)

          1500 HARBOR BOULEVARD
          WEEHAWKEN, NEW JERSEY                                                       07087
   -----------------------------------                                           --------------
          (ADDRESS OF PRINCIPAL                                                    (ZIP CODE)
           EXECUTIVE OFFICES)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (201) 863-7300
                                                          --------------


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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)







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ITEM 5.  OTHER EVENTS.

         On August 22, 2000, Hanover Direct, Inc., a Delaware corporation (the "Company"), filed with the Secretary of State of the State of Delaware a Certificate of Designations, Powers, Preferences and Rights of Series A Cumulative Participating Preferred Stock, creating a series of Series A Cumulative Participating Preferred Stock consisting of 2,345,000 shares, par value $0.01 per share (the "Series A Preferred Stock.")

         On August 24, 2000, the Company and Richemont Finance S.A., the Company's largest shareholder owning approximately 48.2% of the Company's Common Stock ("Richemont"), completed the purchase by Richemont from the Company of 1,400,000 shares of Series A Preferred Stock for a purchase price of $70.0 million pursuant to a Securities Purchase Agreement dated as of August 23, 2000 between the parties. The net proceeds of such sale were approximately $68.5 million, of which approximately $30.8 million was used to repay and retire all amounts outstanding under the $10.0 million Line of Credit and the $25.0 million Line of Credit provided by Richemont during March 2000. The remainder of the net proceeds, amounting to approximately $37.7 million, will be used for development of the Company's fulfillment and distribution centers and for working capital and general corporate purposes. Pending such uses, the net proceeds will be used to reduce amounts outstanding to Congress Financial Corporation ("Congress Financial") under the revolving line of credit provided to the Company by Congress Financial.

         The Series A Preferred Stock sold to Richemont bears a dividend at the annual rate of 15% payable quarterly in cash or in kind, has a liquidation preference equal to its purchase price (plus accrued and unpaid dividends), has only such voting rights as are required by law (except in the case of certain defaults in the payment of dividends) and will be redeemable on the fifth anniversary of the date of issuance or earlier under certain circumstances involving a change of control, asset disposition or equity sale (all as defined therein). The sale and issuance of the Series A Preferred Stock was approved by the Company's Transactions Committee and its independent Directors, as well as by Congress Financial.

         The Company and Richemont have also entered into a Registration Rights Agreement dated as of August 23, 2000 providing Richemont with certain registration rights related to the securities of the Company owned by Richemont, including the Series A Preferred Stock.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Exhibit 3.1 Certificate of Designations, Powers, Preferences and Rights of Series A Cumulative Participating Preferred Stock

         Exhibit 4.1 Registration Rights Agreement between the Company and Richemont dated as of August 23, 2000

         Exhibit 10.1 Securities Purchase Agreement between the Company and Richemont dated as of August 23, 2000


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         Exhibit 20.1      Press Release dated August 25, 2000 in regard to the
sale and issuance of the Series A Preferred Stock.


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                                  SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              HANOVER DIRECT, INC.
                                              ---------------------------------
                                                         (Registrant)

August 30, 2000                               By:  /s/Rakesh K. Kaul
                                              ---------------------------------
                                              Name:  Rakesh K. Kaul
                                              Title: President & Chief
                                                     Executive Officer